OAKWOOD MORTGAGE INVESTORS, INC. 1995-B          REPORT DATE:  SEPTEMBER 5, 1996
OAKWOOD ACCEPTANCE CORP. -  SERVICER                            POOL REPORT # 11
REMITTANCE REPORT                                                    Page 1 of 6
REPORTING MONTH:           Aug-96


                                 Scheduled Principal Balance of Contracts
------------------------------------------------------------------------------------------------------------

Beginning                                                                          Ending             Scheduled
Principal         Scheduled       Prepaid         Liquidated      Contracts        Principal          Gross
Balance           Principal       Principal       Principal       Repurchased      Balance            Interest
--------------------------------------------------------------------------------------------------------------

173,475,048.99   (397,636.30)   (422,851.46)    (600,151.63)         0.00         172,054,409.60     1,636,870.96
=================================================================================================================



                           Scheduled                                          Amount
          Servicing        Pass Thru        Liquidation     Reserve           Available for
             Fee           Interest         Proceeds        Fund Draw         Distribution
-------------------------------------------------------------------------------------------

           144,562.54     1,492,308.42      485,830.59         0.00           2,943,189.31
===========================================================================================


                                               Reserve Fund as of Cutoff Date
-----------------------------------------------------------------------------------------------------------------------------


Beginning                                       Investment        Balance Before     Reserve            Reserve
Balance         Deposits        Distrib.        Interest      Current Distribution  Fund Draw          Fund Deposit
------------------------------------------------------------------------------------------------------------------------
376,505.76        0.00         -1,505.76        1,518.92            376,518.92         0.00             0.00
========================================================================================================================

                                                             Reserve Fund Required Balance
                                                             -------------------------------------
      Balance After                                           Before Current    After Current
      Current Distribution   Excess                      Distribution      Distribution
---------------------------------------------                -------------------------------------
       376,518.92          1,518.92                        375,000.00         375,000.00
=============================================                =====================================


                               Certificate Account
-----------------------------------------------------------------------------------------------------------
  Beginning                Deposits                                   Investment             Ending
   Balance         Principal       Interest      Distributions         Interest             Balance
------------------------------------------------------------------------------------------------------------
  517,612.07    1,369,077.60    1,599,353.42   (3,214,771.40)           1,050.12         272,321.81
============================================================================================================


                P&I Advances at Distribution Date
------------------------------------------------------------------
    Beginning        Recovered        Current         Ending
     Balance         Advances        Advances         Balance
------------------------------------------------------------------
  1,591,545.08   (1,591,545.08)   1,908,061.45    1,908,061.45
==================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 1995-B          REPORT DATE:  SEPTEMBER 5, 1996
OAKWOOD ACCEPTANCE CORP. -  SERVICER              POOL REPORT # 11
REMITTANCE REPORT
REPORTING MONTH:            Aug-96                Page 2 of 6


Class B Crossover Test                                        Test Met?
--------------------------------------------------            ------------
(a) Remittance date on or after April 2000                         N


(b) Average 60 day Delinqucy rate <=5%                            Y

(c) Average 30 day Delinqucy rate <=7%                            Y


(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates

                April 2000 - Sept. 2001   7%                           N
                  Oct 2001 - Sept. 2002   8%                           N
                  Oct 2002 -              9%                           N




(e) Current realized loss ratio  <=  2.75%                               Y


(f) Are class B principal balances  >= 25.375%

of stated scheduled pool  balance

   Beginning B-1 balance                        19,650,000.00
   Beginning B-2 balance                         7,485,958.00


                                        -------------------
                                                27,135,958.00
   Divided by beginning pool
   balance                                     173,475,048.99
                                        -------------------
                                                        15.643%    N
                                        ===================



     Average 60 day delinquency ratio:


                                 Over 60s        Pool Balance         %
                             ------------------------------------------------
     Current Mo                     5,560,564.03     172,054,409.60 3.23%
     1st Preceding Mo               5,106,227.81     173,475,048.99 2.94%
     2nd Preceding Mo               4,382,601.12     175,035,447.20 2.50%
                                                      Divided by      3
                                                                 ------------
                                                                    2.89%
                                                                 ============

     Average 30 day delinquency ratio:


                                 Over 30s        Pool Balance         %
                             ------------------------------------------------

     Current Mo                     8,508,534.77     172,054,409.60 4.95%
     1st Preceding Mo               7,700,042.97     173,475,048.99 4.44%
     2nd Preceding Mo               7,784,536.56     175,035,447.20 4.45%
                                                      Divided by      3
                                                                 ------------
                                                                    4.61%
                                                                 ============

     Cumulative loss ratio:

                             Cumulative losses           626,224.81
                                                     --------------------
     Divided by Initial Certificate Principal        187,144,958.00 0.335%
                                                                   =======




     Current realized loss ratio:

                             Liquidation             Pool
                                  Losses           Balance
                             ------------------------------------

     Current Mo                       114,321.04     173,475,048.99
     1st Preceding Mo                 109,014.38     175,035,447.20

     2nd Preceding Mo                 123,208.75     176,563,316.43
                                                                   0.794%
                                                                 ============


OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER              REPORT DATE: SEPTEMBER 5, 1996
REMITTANCE REPORT                                 POOL REPORT # 11
REPORTING MONTH:                Aug-96                               Page 3 of 6



                                                                    Delinquency Analysis

                                             31 to 59 days        60 to 89 days         90 days and Over
                 No. of   Principal                 Principal          Principal               Principal
                 Loans    Balance           #       Balance      #     Balance          #      Balance
                 -----------------------------------------------------------------------------------------
Excluding Repos    5,875  168,953,905.96   100     2,843,370.62   35   1,058,079.83     50    1,531,363.42

       Repos         100    3,100,503.64     4       104,600.12   16     466,398.23     79    2,504,722.55
             ---------------------------------------------------------------------------------------------

       Total       5,975  172,054,409.60   104     2,947,970.74   51   1,524,478.06    129    4,036,085.97
             =============================================================================================

                                                                  Repossession Analysis
                                  Active Repos                    Reversal       Current Month
     Total Delinq.                Outstanding                   (Redemption)        Repos                Cumulative Repos
               Principal                    Principal            Principal            Principal            Principal
  #            Balance         #            Balance       #       Balance      #      Balance        #     Balance
--------------------------------------------------------------------------------------------------------------------------

  185   5,432,813.87          100    3,100,503.64        (1)      (23,330.24)  37      999,703.33    244   6,570,187.57

   99       3,075,720.90
---------------------------

  284       8,508,534.77
===========================

  4.8%              4.95%
===========================

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER             REPORT DATE:  SEPTEMBER 5, 1996
REMITTANCE REPORT                                               POOL REPORT # 11
REPORTING MONTH:               Aug-96                                Page 4 of 6

REPOSSESSION LIQUIDATION REPORT

                         Liquidated
Account      Customer    Principal    Sales      Insur.     Total    Repossession
Number        Name       Balance     Proceeds    Refunds    Proceeds  Expenses
----------------------------------------------------------------------------------
073345-1     SMITH         4,113.17      800.00    417.58   1,217.58      0.00
074195-9     ROTH         18,943.84   19,200.00  1,533.45  20,733.45  4,485.82
074616-4     PARSONS      19,398.36   17,900.00  1,045.44  18,945.44  2,390.99
077143-6     JOHNSON JR   21,744.63   20,500.00  1,895.92  22,395.92  2,242.64
073873-2     JUSTUS       21,459.16   19,900.00    731.71  20,631.71  2,748.52
073919-3     HOCKADAY     20,978.25   19,950.00  1,065.34  21,015.34    598.50
073941-7     SARGENT      21,110.50   19,500.00  1,192.80  20,692.80  2,231.49
074020-9     CHAPMAN      31,289.99   27,900.00  1,849.94  29,749.94  1,550.32
075627-0     RICHARD      20,654.26   19,900.00  1,179.14  21,079.14    672.00
076211-2     MENDOZA      27,363.41   24,900.00  1,834.22  26,734.22    747.00
077233-5     BARRY        38,182.49   35,300.00  2,687.98  37,987.98  4,687.63
077661-7     AMYX         20,172.13   20,500.00     98.42  20,598.42  3,712.73
077693-0     REYNOLDS     19,213.35   20,765.00      0.00  20,765.00  1,778.68
073767-6     BORREGO      29,548.55   28,700.00  1,948.83  30,648.83  1,128.09
074344-3     ASHMORE      36,091.86   36,900.00  2,060.74  38,960.74  8,245.14
075746-8     HIRBY        31,016.92   29,700.00  1,981.88  31,681.88 12,286.65
076944-8     BURNETT      29,785.96   24,500.00  1,654.81  26,154.81  2,635.00
076953-9     WRIGHT       28,997.80   27,500.00  1,772.94  29,272.94  2,624.47
077430-7     RUMBO        37,295.24   41,900.00  2,346.57  44,246.57  6,699.02
077907-4     MOLL         30,136.38   27,500.00  1,432.92  28,932.92    825.00
078787-9     RICHARDSON   28,335.53   27,500.00  1,357.63  28,857.63  1,329.50
073571-2     BOTTS        30,981.80   26,500.00  2,485.60  28,985.60  2,355.00
077491-9     HOUSTON      33,338.05   33,900.00  2,340.90  36,240.90  3,922.00
                                                                0.00
                                                                0.00
                                                                0.00
                                                                0.00
                                                                0.00
                                                                0.00
                        ==========================================================
                         600,151.63  571,615.00 34,914.76 606,529.76 69,896.19
                        ==========================================================


     Net                    Net        Current
 Liquidation   Unrecov.  Pass Thru    Period Net   Cumulative
 Proceeds     Advances   Proceeds    Gain/(Loss) Gain/(Loss)
-----------------------------------------------------------
  1,217.58    1,017.40      200.18    (3,912.99)
 16,247.63    2,998.50   13,249.13    (5,694.71)
 16,554.45    1,825.92   14,728.53    (4,669.83)
 20,153.28    1,944.42   18,208.86    (3,535.77)
 17,883.19    1,395.05   16,488.14    (4,971.02)
 20,416.84    1,149.95   19,266.89    (1,711.36)
 18,461.31    1,805.02   16,656.29    (4,454.21)
 28,199.62    2,408.00   25,791.62    (5,498.37)
 20,407.14    1,549.14   18,858.00    (1,796.26)
 25,987.22    1,334.00   24,653.22    (2,710.19)
 33,300.35    3,207.47   30,092.88    (8,089.61)
 16,885.69    1,880.96   15,004.73    (5,167.40)
 18,986.32    1,522.50   17,463.82    (1,749.53)
 29,520.74    1,341.64   28,179.10    (1,369.45)
 30,715.60    4,142.60   26,573.00    (9,518.86)
 19,395.23    2,974.77   16,420.46   (14,596.46)
 23,519.81    1,610.25   21,909.56    (7,876.40)
 26,648.47    1,543.00   25,105.47    (3,892.33)
 37,547.55    2,936.64   34,610.91    (2,684.33)
 28,107.92    2,314.06   25,793.86    (4,342.52)
 27,528.13    1,864.98   25,663.15    (2,672.38)
 26,630.60    3,751.77   22,878.83    (8,102.97)
 32,318.90    4,284.94   28,033.96    (5,304.09)
      0.00                    0.00         0.00
      0.00                    0.00         0.00
      0.00                    0.00         0.00
      0.00                    0.00         0.00
      0.00                    0.00         0.00
      0.00                    0.00         0.00
=============================================
536,633.57   50,802.98  485,830.59  (114,321.04)  (626,224.81)
==============================================================

As a percentage of the aggregate cut-off date  principal balance          0.00%
                                                                        ========

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER             REPORT DATE:  SEPTEMBER 5, 1996
REMITTANCE REPORT                                               POOL REPORT # 11
REPORTING MONTH:   Aug-96
                                                                     Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                       Original      Beginning       Current        Accelerated
   Cert.               Certificate   Certificate     Principal       Principal
   Class               Balances      Balances        Payable       Distribution
-------------------------------------------------------------------------------


A-1                   52,393,000.00   38,723,091.24 (1,420,639.39)        0.00
A-1 Outstanding Writedown      0.00            0.00          0.00         0.00

A-2                   62,169,000.00   62,169,000.00          0.00         0.00
A-2 Outstanding Writedown      0.00            0.00          0.00         0.00

A-3                   29,540,000.00   29,540,000.00          0.00         0.00
A-3 Outstanding Writedown      0.00            0.00          0.00         0.00

A-4                   15,907,000.00   15,907,000.00          0.00         0.00
A-4 Outstanding Writedown      0.00            0.00          0.00         0.00

B-1                   19,650,000.00   19,650,000.00          0.00         0.00
B-1 Outstanding Writedown      0.00            0.00          0.00         0.00

B-2                    7,485,958.00    7,485,958.00          0.00         0.00
B-2 Outstanding Writedown      0.00            0.00          0.00         0.00


             ------------------------------------------------------------------

                     187,144,958.00  173,475,049.24 (1,420,639.39)        0.00
             ==================================================================

                                      Ending                    Principal Paid
   Cert.                  Writedown   Certificate     Pool       Per $1,000
   Class                  Amounts     Balances        Factor     Denomination
--------------------------------------------------------------------------


A-1                          0.00    37,302,451.85    71.19740%     36.69
A-1 Outstanding Writedown    0.00             0.00     0.00          0.00

A-2                          0.00    62,169,000.00   100.00000%      0.00
A-2 Outstanding Writedown    0.00             0.00     0.00          0.00

A-3                          0.00    29,540,000.00   100.00000%      0.00
A-3 Outstanding Writedown    0.00             0.00     0.00          0.00

A-4                          0.00    15,907,000.00   100.00000%      0.00
A-4 Outstanding Writedown    0.00             0.00     0.00          0.00

B-1                          0.00    19,650,000.00   100.00000%      0.00
B-1 Outstanding Writedown    0.00             0.00     0.00          0.00

B-2                          0.00     7,485,958.00   100.00000%      0.00
B-2 Outstanding Writedown    0.00             0.00     0.00          0.00


                             ---------------------

                             0.00   172,054,409.85
                             =====================

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER            REPORT DATE:  SEPTEMBER 5, 1996
REMITTANCE REPORT                                              POOL REPORT # 11
REPORTING MONTH:                Aug-96                              Page 6 of 6

CERTIFICATE INTEREST ANALYSIS

                                                                                                      Interest Paid
      Certificate      Remittance   Beginning      Current     Total        Interest       Ending   Per $1,000  Cert.     TOTAL
         Class            Rate       Balance       Accrual     Paid         Shortfall     Balance  Denomination Class  DISTRIBUTION
                      -------------------------------------------------------------------------------------------------------------

A-1                      6.25%       0.00       201,682.77   201,682.77        0.00        0.00        5.21      A-1   1,622,322.16
A-1 Carryover Interest   0.00        0.00             0.00         0.00        0.00        0.00        0.00
A-1 Writedown Interest   0.00        0.00             0.00         0.00        0.00        0.00        0.00

A-2                      6.45%       0.00       334,158.38   334,158.38        0.00        0.00        5.38      A-2     334,158.38
A-2 Carryover Interest   0.00        0.00             0.00         0.00        0.00        0.00        0.00
A-2 Writedown Interest   0.00        0.00             0.00         0.00        0.00        0.00        0.00

A-3                      6.90%       0.00       169,855.00   169,855.00        0.00        0.00        5.75      A-3     169,855.00
A-3 Carryover Interest   0.00        0.00             0.00         0.00        0.00        0.00        0.00
A-3 Writedown Interest   0.00        0.00             0.00         0.00        0.00        0.00        0.00

A-4                      7.50%       0.00        99,418.75    99,418.75        0.00        0.00        6.25      A-4      99,418.75
A-4 Carryover Interest   0.00        0.00             0.00         0.00        0.00        0.00        0.00
A-4 Writedown Interest   0.00        0.00             0.00         0.00        0.00        0.00        0.00

B-1                      7.55%       0.00       123,631.25   123,631.25        0.00        0.00        6.29      B-1     123,631.25
B-1 Carryover Interest   0.00        0.00             0.00         0.00        0.00        0.00        0.00
B-1 Writedown Interest   0.00        0.00             0.00         0.00        0.00        0.00        0.00

B-2                      8.65%       0.00        53,961.28    53,961.28        0.00        0.00        7.21      B-2      53,961.28
B-2 Carryover Interest   0.00        0.00             0.00         0.00        0.00        0.00        0.00
B-2 Writedown Interest   0.00        0.00             0.00         0.00        0.00        0.00        0.00

X                              511,903.77       509,601.00   395,279.96  114,321.04  626,224.81                   X      395,279.96

R                                    0.00             0.00         0.00        0.00        0.00                   R

Service Fee                          0.00       144,562.54   144,562.54        0.00        0.00                          144,562.54
                           ------------------------------------------------------------------                          ------------

                               511,903.77     1,636,870.96 1,522,549.92  114,321.04  626,224.81                        2,943,189.31

Less Reserve Fund Deposit                                          0.00                                                        0.00
                                                          -------------                                                ------------

                                                           1,522,549.92                                                2,943,189.31
                                                          =============                                                ============
